Exhibit 99.1

April 28, 2004

DTE ENERGY REPORTS FIRST QUARTER EARNINGS

     DETROIT — DTE Energy (NYSE:DTE) today reported earnings for the first quarter ended March 31, 2004 of $186 million, or $1.09 per diluted share, compared with reported earnings of $155 million, or $0.92 per diluted share in the first quarter 2003.

     Operating earnings (which exclude non-recurring items, tax credit driven normalization, discontinued operations, and cumulative effect of accounting changes) for the 2004 first quarter were $151 million, or $0.89 per diluted share, which is comparable with operating earnings of $178 million, or $1.06 per diluted share for the same period in 2003.

     The 2004 reported results include a $48 million non-recurring net of tax gain at Energy Marketing & Trading resulting from a modification to future purchase commitments under a transportation agreement with an interstate pipeline company and the termination of a related long-term gas storage agreement for gas deliveries during the summer injection period and redeliveries during the winter heating season. Reported results also reflect a $7 million impairment charge relating to the expected loss on sale and discontinued operations of Southern Missouri Gas Co., and a $6 million unfavorable tax adjustment to normalize the company’s effective tax rate.

     2003 reported results included several non-recurring items, which are detailed in the reconciliation of reported to operating earnings located at the end of this release.

     “As our first quarter results demonstrate, we continue to face financial challenges in 2004,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Our earnings performance this year will be largely dependent on the timing and amount of rate relief that we receive at our two utilities, Detroit Edison and MichCon. We’ve made significant progress in the Detroit Edison rate case, as we received an interim rate order from the MPSC in February, and are on track for a final rate order in the third quarter. In our gas rate case, which is a basic cost-of-service case, we expect the MPSC staff to file its recommendation regarding interim rate relief for MichCon next week, and we anticipate that an interim rate order in that case will be issued in July.”

     “There has also been good progress in the effort to reform Michigan’s electric restructuring legislation, Public Act 141,” Earley continued. “We have been actively advocating changes in the law to correct the structural flaws of Michigan’s Customer Choice Program. The Energy and Technology Committee of the Michigan Senate has conducted a series of hearings on this important issue, and we anticipate that PA 141 reform legislation will be introduced soon. It is critical that the Choice Program be corrected so that it is fair and balanced for all participants. We continue to work actively on both the regulatory and legislative fronts to establish a framework for our utilities that will position them to resume healthy growth in 2005 and beyond.”

     Operating earnings results for the first quarter 2004, by business unit, were as follows:

•	DTE Energy Resources operating earnings were $0.35 per diluted share versus $0.62 per diluted share in 2003. The regulated operations of this business unit, which are the power generation services of Detroit Edison, declined $0.06 per diluted share versus last year. The decrease was driven by reduced gross margins, due primarily to the loss of retail customer sales to the electric Customer Choice program, pension and benefit expenses, and the impact of the interim rate order that Detroit Edison received in February 2004. The interim rate order, which increased electric rates, also reinstated the power supply cost recovery (PSCR) mechanism, which had been frozen since June 2000. The PSCR is the mechanism by which Detroit Edison passes its fuel and purchased power costs through to customers. The retroactive reinstatement of the PSCR from the date of the interim order to Jan. 1, netted with the interim rate increase for the quarter, resulted in a $11 million after-tax revenue reduction, for Detroit Edison, mostly impacting DTE Energy Resources’ first quarter performance. Now that the PSCR has been restarted, any profits from wholesale sales will be used to reduce recoverable power supply costs until the MPSC issues a final rate order in the Detroit Edison rate case, which is expected in September. Earnings for the quarter benefited from increased residential sales, and the recording of $24 million (after tax) of regulatory deferrals, which lowers depreciation and amortization expense.

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     The non-regulated operations of this business unit include the company’s energy services, energy marketing and trading (comprising DTE Energy Trading and CoEnergy), coal services and biomass businesses. Earnings at these non-regulated operations decreased $0.21 per diluted share from last year. The decrease was mainly attributable to lower production of synthetic fuel, reflecting the company’s decision to produce synfuel only from five of its nine plants in the first quarter, pending the sale of its remaining four plants. The company’s strategy is to produce synfuel mainly from the plants in which it has sold an interest in order to optimize earnings and cash flow. Also impacting the decline in quarterly earnings were reduced profits at Energy Trading, which benefited last year from higher margins on short term deliveries of power, and an increase in operating costs associated with the ramping up of the DTE Peptec business, a subsidiary that uses proprietary technology to produce high quality coal products from waste coal. The earnings decline was partially offset by increased earnings from coke battery operations, which was driven by higher coke sales and coke prices.

•	DTE Energy Distribution had operating earnings of $0.13 per diluted share versus earnings of $0.03 per diluted share last year. The regulated operations of this business unit are the electric distribution services of Detroit Edison. These regulated operations experienced a year-over-year increase of $0.09 per diluted share, driven by increased revenues due to higher residential sales, lower transmission expenses, and reduced operation and maintenance expenses from cost reduction initiatives. This was partially offset by increased uncollectable accounts expenses and higher pension and benefit costs.

     The non-regulated operations of this business unit consist primarily of DTE Energy Technologies, which markets and distributes a portfolio of distributed generation products and services. Year-over-year performance at this business improved by $0.01 per diluted share, driven by increased sales and cost-reduction initiatives.

•	DTE Energy Gas had operating earnings of $0.44 per diluted share versus $0.50 per diluted share last year. The regulated operations include the gas distribution services provided by MichCon. Regulated operations were down $0.04 per diluted share, due to warmer weather and increased uncollectable accounts expenses. Partially offsetting the expense increases were a lower effective tax rate driven by lower earnings and lower property taxes.

     Non-regulated operations include the production of gas in northern Michigan and the gathering, transporting, processing and storage of gas. Operating earnings from these operations declined by $0.02 per diluted share year-over-year, due mainly to the loss of earnings from the 2003 sale of our 16 percent pipeline interest in the Portland Natural Gas Transmission System.

•	Corporate & Other includes interest costs, as well as certain non-regulated investments, including assets held for sale and investments in emerging energy technologies. Corporate & Other operating losses were $0.03 per diluted share, compared with an operating loss of $0.09 per diluted share in 2003, due primarily to lower financing costs.

•	Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

     “In addition to our corporate focus on bringing our rate cases to resolution this year, we’ll continue to pursue stable earnings growth at our non-regulated businesses,” said David E. Meador, DTE Energy senior vice president and chief financial officer.

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     “This year, the key driver of our non-regulated earnings continues to be our synthetic fuels business, which we anticipate will contribute $150 million to $190 million in net income. In addition, we are actively developing opportunities in our other businesses such as on-site energy, waste coal recovery and power generating asset management services. These types of projects fit our selective criteria: they are low risk, require low capital investment, and build upon our core skills and assets. These businesses will serve as the basis for the future growth of our non-regulated business portfolio and help us to achieve our non-regulated earnings target of $195 million to $250 million this year.”

     This earnings announcement, as well as a package of detailed financial information, is available on the company’s website at www.dteenergy.com on the “Investors” page.

     DTE Energy will conduct a conference call with the investment community at 8:30 a.m. EDT Thursday, April 29, to discuss first quarter earnings results. Investors, the news media and the public may listen to a live Internet broadcast of the DTE Energy conference call at www.dteenergy.com.

     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

     The information contained in this document is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the effects of weather and other natural phenomena on operations and sales to, and purchases by, customers; economic climate and growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; the ability to utilize Section 29 tax credits and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost of coal and other raw materials, purchased power and natural gas; effects of competition; impacts of FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-regulated businesses; changes in federal, state and local tax laws and their interpretations, including the code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against or damage due to terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counter parties, and the continued ability of such parties to perform their obligations to the Company. This press release should also be read in conjunction with the forward-looking statements in DTE Energy’s, MichCon’s and Detroit Edison’s 2003 Form 10-K Item 1, and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808

Analysts — For Further Information:
Investor Relations
(313) 235-8030

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DTE ENERGY COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31
(in Millions, Except per Share Amounts)	2004	2003

Operating Revenues	$2,093	$2,095

Operating Expenses
Fuel, purchased power and gas	741	813
Operation and maintenance	736	771
Depreciation, depletion and amortization	167	197
Taxes other than income	85	97

	1,729	1,878

Operating Income	364	217

Other (Income) and Deductions
Interest expense	131	139
Interest income	(10)	(8)
Minority interest	(30)	(16)
Other income	(17)	(13)
Other expenses	22	33

	96	135

Income Before Income Taxes	268	82
Income Tax Provision (Benefit)	75	(26)

Income from Continuing Operations	193	108
Income (Loss) from Discontinued Operations, net of tax	(7)	74
Cumulative Effect of Accounting Changes, net of tax	—	(27)

Net Income	$186	$155

Basic Earnings per Common Share
Income from continuing operations	$1.14	$.65
Discontinued operations	(.04)	.44
Cumulative effect of accounting changes	—	(.17)

Total	$1.10	$.92

Diluted Earnings per Common Share
Income from continuing operations	$1.13	$.64
Discontinued operations	(.04)	.44
Cumulative effect of accounting changes	—	(.16)

Total	$1.09	$.92

Average Common Shares
Basic	170	167
Diluted	170	168
Dividends Declared per Common Share	$.515	$.515

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DTE ENERGY COMPANY
SEGMENT NET INCOME (UNAUDITED)

	Three Months Ended March 31
	2004				2003
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Energy Resources
Regulated — Power Generation	$15	$—		$15	$25	$—		$25
Non-regulated
Energy Services	38	—		38	51	—		51
Energy Marketing & Trading	57	(48)	A	9	44	(16)	D	28
Other	(2)	—		(2)	—	—		—

Total Non-regulated	93	(48)		45	95	(16)		79

	108	(48)		60	120	(16)		104

Energy Distribution
Regulated — Power Distribution	26	—		26	(4)	14	E	10
Non-regulated	(3)	—		(3)	(4)	—		(4)

	23	—		23	(8)	14		6

Energy Gas
Regulated — Gas Distribution	70	—		70	59	17	F	76
Non-regulated	4	—		4	8	—		8

	74	—		74	67	17		84

						10	G
Corporate and Other	(12)	6	B	(6)	(71)	45	B	(16)

	(12)	6		(6)	(71)	55		(16)

Income from Continuing Operations
Regulated	111	—		111	80	31		111
Non-regulated	82	(42)		40	28	39		67

	193	(42)		151	108	70		178

Discontinued Operations
Income from operations	—	—		—	5	(5)	H	—
Impairment loss/Gain on sale	(7)	7	C	—	69	(69)	I	—

	(7)	7		—	74	(74)		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—	—		—	(11)	11	J	—
Energy trading activities	—	—		—	(16)	16	K	—

	—	—		—	(27)	27		—

Net Income	$186	$(35)		$151	$155	$23		$178

ADJUSTMENTS KEY

A) Adjustment for contract termination/modification	Terminated a long-term gas storage agreement and modified a related transportation agreement with a pipeline company

B) Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted

C) Impairment loss/Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company

D) Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10

E) Loss on sale of steam heating business	Sold Detroit Edison steam heating business

F) Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs

G) Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation

H) Adjustment for discontinued operations	Sold ITC

I) Gain on sale of ITC	Sold ITC

J) Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143

K) Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10

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DTE ENERGY COMPANY
SEGMENT DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended March 31
	2004				2003
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Regulated — Power Generation	$0.09	$—		$0.09	$0.15	$—		$0.15
Non-regulated
Energy Services	0.22	—		0.22	0.30	—		0.30
Energy Marketing & Trading	0.33	(0.28)	A	0.05	0.26	(0.09)	D	0.17
Other	(0.01)	—		(0.01)	—	—		—

Total Non-regulated	0.54	(0.28)		0.26	0.56	(0.09)		0.47

	0.63	(0.28)		0.35	0.71	(0.09)		0.62

Energy Distribution
Regulated — Power Distribution	0.15	—		0.15	(0.02)	0.08	E	0.06
Non-regulated	(0.02)	—		(0.02)	(0.03)	—		(0.03)

	0.13	—		0.13	(0.05)	0.08		0.03

Energy Gas
Regulated — Gas Distribution	0.41	—		0.41	0.35	0.10	F	0.45
Non-regulated	0.03	—		0.03	0.05	—		0.05

	0.44	—		0.44	0.40	0.10		0.50

						0.06	G
Corporate and Other	(0.07)	0.04	B	(0.03)	(0.42)	0.27	B	(0.09)

	(0.07)	0.04		(0.03)	(0.42)	0.33		(0.09)

Income from Continuing Operations
Regulated	0.65	—		0.65	0.48	0.18		0.66
Non-regulated	0.48	(0.24)		0.24	0.16	0.24		0.40

	1.13	(0.24)		0.89	0.64	0.42		1.06

Discontinued Operations
Income from operations	—	—		—	0.03	(0.03)	H	—
Impairment loss/Gain on sale	(0.04)	0.04	C	—	0.41	(0.41)	I	—

	(0.04)	0.04		—	0.44	(0.44)		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—			—	(0.07)	0.07	J	—
Energy trading activities	—			—	(0.09)	0.09	K	—

	—			—	(0.16)	0.16		—

Net Income	$1.09	$(0.20)		$0.89	$0.92	$0.14		$1.06

ADJUSTMENTS KEY

A) Adjustment for contract termination/modification	Terminated a long-term gas storage agreement and modified a related transportation agreement with a pipeline company

B) Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted

C) Impairment loss/Discontinued Operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company

D) Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10

E) Loss on sale of steam heating business	Sold Detroit Edison steam heating business

F) Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs

G) Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation

H) Adjustment for discontinued operations	Sold ITC

I) Gain on sale of ITC	Sold ITC

J) Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143

K) Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10

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